Exhibit 99.16

POWER OF ATTORNEY

The undersigned Trustees and Officers of Advanced Series Trust hereby constitute, appoint, and authorize each of Claudia DiGiacomo, Deborah A. Docs, Katherine P. Feld, Kathryn L. Quirk, John P. Schwartz, Andrew R. French and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the  reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Target Funds	Acquiring Funds
SP Aggressive Growth Asset Allocation Portfolio of the Prudential Series Fund	AST Aggressive Asset Allocation Portfolio of Advanced Series Trust
SP Balanced Asset Allocation Portfolio of the Prudential Series Fund	AST Balanced Asset Allocation Portfolio of Advanced Series Trust
SP Conservative Asset Allocation Portfolio of the Prudential Series Fund	AST Preservation Asset Allocation Portfolio of Advanced Series Trust
Diversified Conservative Growth Portfolio of the Prudential Series Fund	AST Preservation Asset Allocation Portfolio of Advanced Series Trust
SP PIMCO Total Return Portfolio of The Prudential Series Fund	AST PIMCO Total Return Bond Portfolio of Advanced Series Trust
AST Focus Four Plus Portfolio of Advanced Series Trust	AST First Trust Capital Appreciation Target Portfolio of Advanced Series Trust

Signature	Title

/s/ Saul K. Fenster	Trustee
Saul K. Fenster

/s/ Delayne Dedrick Gold	Trustee
Delayne Dedrick Gold

/s/ Robert F. Gunia	Trustee and Vice President
Robert F. Gunia

/s/ W. Scott McDonald, Jr.	Trustee
W. Scott McDonald, Jr.

Thomas T. Mooney	Trustee
Thomas T. Mooney

/s/ Thomas M. O’Brien	Trustee
Thomas M. O’Brien

/s/ Stephen Pelletier	Trustee and President (Principal Executive Officer)
Stephen Pelletier

/s/ F. Don Schwartz	Trustee
F. Don Schwartz

/s/ Grace C. Torres	Treasurer (Principal Financial and Accounting Officer)
Grace C. Torres

Dated: June 26, 2009